Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of IDI, Inc. (formerly known as Tiger Media, Inc.) on Form S-3 of our report dated April 15, 2015, with respect to our audits of the consolidated financial statements of IDI, Inc. (formerly known as Tiger Media, Inc.) as of December 31, 2014 and 2013 and for the years then ended appearing in the Annual Report on Form 10-K of IDI, Inc. (formerly known as Tiger Media, Inc.) for the year ended December 31, 2014. We were dismissed as auditors on May 14, 2015 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Registration Statement for any periods subsequent to December 31, 2014. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, New York

July 10, 2015

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York 10001 • Phone 646.442.4845 • Fax 646.349.5200 • marcumbp.com